UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
PROCEPT BioRobotics Corporation
(Exact name of registrant as specified in its charter)

Delaware	26-0199180
(State or incorporation or organization)	(I.R.S. Employer Identification No.)

900 Island Drive Redwood City, CA, 94065
(Address of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.00001 per share	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement file number to which this form relates: File No. 333-258898.
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
The description of the common stock, par value $0.00001 per share, of PROCEPT BioRobotics Corporation (the “Company”) as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Company’s Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on August 18, 2021 (File No. 333-258898) and as subsequently amended (the “Registration Statement”), is hereby incorporated by reference herein. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.
Item 2. Exhibits.
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed hereunder because no other securities of the Company are registered on The Nasdaq Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, California, on this 10th day of September, 2021.

Date: September 10, 2021	PROCEPT BioRobotics Corporation

	By:	/s/ Reza Zadno
	Name:	Reza Zadno
	Title:	Chief Executive Officer